As filed with the Securities and Exchange Commission on November 12, 2019.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rockwell Automation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	25-1797617
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1201 South 2nd Street Milwaukee, Wisconsin	53204
(Address of Principal Executive Offices)	(Zip Code)

Rockwell Automation 1165(e) Plan

(Full title of the plans)

REBECCA W. HOUSE

Senior Vice President, General Counsel and Secretary

Rockwell Automation, Inc.

1201 South 2nd Street

Milwaukee, Wisconsin 53204

(Name and address of agent for service)

(414) 382-2000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $1 per share(3)	50,000 shares	$179.26	$8,963,000.00	$1,163.40

(1)

The shares of Common Stock set forth in the Calculation of Registration Fee table which may be offered pursuant to this Registration Statement include, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such additional number of shares of the Registrant’s Common Stock as may become issuable as a result of any stock splits, stock dividends or similar events.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low per share market price of the Common Stock for New York Stock Exchange–Composite Transactions on November 7, 2019.

(3)

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

This registration statement is being filed for the purpose of registering additional securities of the same class as other securities for which registration statements on Form S-8 relating to the Rockwell Automation 1165(e) Plan are effective. Pursuant to General Instruction E of Form S-8, this registration statement hereby incorporates by reference the contents of Registration Statements on Form S-8 Nos. 333-205022 and 333-157203 filed by Rockwell Automation on June 17, 2015 and February 10, 2009, respectively, relating to the Rockwell Automation 1165(e) Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which are on file with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference and made a part hereof:

(a)	Annual Report on Form 10-K of Rockwell Automation, Inc. (“Rockwell Automation”) for the year ended September 30, 2019;

(b)	Annual Report on Form 11-K of the Rockwell Automation 1165(e) Plan for the year ended December 31, 2018; and

(c)

The description of Rockwell Automation’s Common Stock, par value $1 per share, which is incorporated in Rockwell Automation’s Registration Statement on Form 8-A dated October 30, 1996 by reference to the material under the caption “Description of New Rockwell Capital Stock” on pages 105-115 of Rockwell Automation’s Proxy Statement-Prospectus dated October 29, 1996, constituting a part of Rockwell Automation’s Registration Statement on Form S-4 (Registration No. 333-14969).

All documents subsequently filed by Rockwell Automation and the Rockwell Automation 1165(e) Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8: Exhibits.

4-a	—	Restated Certificate of Incorporation of Rockwell Automation, filed as Exhibit 3 to Rockwell Automation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, is hereby incorporated by reference.

4-b	—	By-Laws of Rockwell Automation, as amended and restated effective June 8, 2016, filed as Exhibit 3.2 to Rockwell Automation’s Current Report on Form 8-K dated June 10, 2016, are hereby incorporated by reference.

4-c-1	—	Copy of Rockwell Automation 1165(e) Plan together with all amendments through January 1, 2011, filed as Exhibit 4-c to Rockwell Automation’s Registration Statement on Form S-8 No. 333-205022, is hereby incorporated by reference.

4-c-2	—	Copy of Fourth Amendment to Rockwell Automation 1165(e) Plan dated August 9, 2018.

5-a	—	Opinion of Rebecca W. House, Senior Vice President, General Counsel and Secretary of Rockwell Automation, as to the legality of any newly issued Common Stock covered by this Registration Statement.

5-b	—	Opinion of Adsuar Muñiz Goyco Seda & Pérez-Ochoa, P.S.C. with respect to compliance of the Rockwell Automation 1165(e) Plan with Section 1022(i)(1) of the Employee Retirement Income Security Act of 1974.

23-a	—	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.

23-b	—	Consent of Baker Tilly Virchow Krause, LLP, an independent registered public accounting firm.

23-c	—	Consent of Adsuar Muñiz Goyco Seda & Pérez-Ochoa, P.S.C.

23-d	—	Consent of Rebecca W. House, Senior Vice President, General Counsel and Secretary of Rockwell Automation, contained in her opinion filed as Exhibit 5-a to this Registration Statement.

23-e	—	Consent of Quarles & Brady LLP.

24	—	Powers of Attorney authorizing certain persons to sign this Registration Statement on behalf of certain directors and officers of Rockwell Automation.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 12th day of November, 2019.

ROCKWELL AUTOMATION, INC.

By	/s/ Rebecca W. House
(Rebecca W. House, Senior Vice President, General Counsel and Secretary)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 12th day of November 2019 by the following persons in the capacities indicated:

Signature	Title

Blake D. Moret*	Chairman of the Board, President and Chief Executive Officer (principal executive officer) and a Director

J. Phillip Holloman*	Director

Steven R. Kalmanson*	Director

James P. Keane*	Director

Lawrence D. Kingsley*	Director

Pam Murphy*	Director

Donald R. Parfet*	Director

Lisa A. Payne*	Director

Thomas W. Rosamilia*	Director

Patricia A. Watson*	Director

Patrick P. Goris*	Senior Vice President and Chief Financial Officer (principal financial officer)

David M. Dorgan*	Vice President and Controller (principal accounting officer)

* By	/s/ Rebecca W. House
(Rebecca W. House, Attorney-in-fact)**

** By authority of the powers of attorney filed herewith.

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin on the 12th day of November, 2019.

ROCKWELL AUTOMATION 1165(e) PLAN

By	/s/ Teresa E. Carpenter
(Teresa E. Carpenter, Plan Administrator)